Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed consolidated financial information for the periods indicated below have been derived by the application of pro forma adjustments, which give the effect to the December 31, 2008 acquisition by The PBSJ Corporation (“PBSJ” or the “Company”) of all of the issued and outstanding shares of Peter R. Brown Construction, Inc. (“Peter Brown”) , for an aggregate purchase price of $16.0 million (the “Purchase Price”), subject to adjustment as provided therein (the “Transaction”). The Purchase Price consisted of (i) $12.0 million in cash and (ii) $4.0 million in restricted shares of the Company’s Class A common stock, par value $0.00067 per share (the “Class A Common Stock”). The unaudited pro forma condensed combined statements of income for the fiscal year ended September 30, 2008 and for the three month period ended December 31, 2008 give effect to the acquisition of Peter Brown as if it had occurred on October 1, 2007 and October 1, 2008, respectively.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended September 30, 2008, has been prepared based on the Company’s historical condensed consolidated statement of operations for the fiscal year ended September 30, 2008 and the historical condensed statement of operations of Peter Brown for its year ended December 31, 2008. The unaudited pro forma condensed combined statement of operations for the three months ended December 31,2008, has been prepared based on the Company’s historical condensed consolidated statement of operations for the three months ended December 31, 2008 and the historical condensed statement of operations of Peter Brown for its three months ended December 31, 2008. The unaudited pro forma adjustments were based upon available information and assumptions that the Company believes are reasonable under the circumstances.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting with the assets acquired and liabilities assumed recorded at their estimated fair values. Goodwill is generated to the extent that the acquisition consideration, including transaction costs, exceeds the fair value of net assets acquired. The Company is in the process of finalizing the purchase price allocation, which allocates the excess of purchase price, including transaction costs, over the fair value of acquired contracts, the tangible and identifiable intangible assets, and deferred tax assets and liabilities acquired to goodwill. The Company has not finished this purchase price allocation. Estimates of useful lives and estimated fair values of amortizable intangible assets will be completed after the Company obtains third-party appraisals, performs its own internal assessments and reviews all available data. The unaudited pro forma combined statement of operations for the fiscal year ended September 30, 2008 and the three months ended December 31, 2008, do not contain an adjustment to increase amortization expense relating to indentified intangible assets acquired. Any final adjustments will change the allocations of the purchase price, which could affect the fair values assigned to the assets acquired and liabilities assumed and, in turn, result in changes to the unaudited pro forma condensed consolidated financial information. There can be no assurance that such finalization will not result in material changes.

The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to represent the financial position and results of operations that would have been achieved had the acquisition been completed as of the dates indicated or the Company’s future financial position or results of operations. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements of the Company, including related notes thereto, that have previously been filed with the Securities and Exchange Commission (the “SEC”) and are available to the public over the Internet at the SEC’s website at www.sec.gov.

Unaudited Pro Forma Condensed Combined Statement of Operations

	Historical PBSJ Fiscal Year ended September 30, 2008	Historical Peter Brown Year Ended December 31, 2008	Pro Forma Adjustments		Pro Forma Combined
(Amounts in thousands, except per share amounts)
Earned revenues:
Engineering fees	$617,945	$184,318			$802,263
Direct reimbursable expenses	149,696	161,706			311,402

Net earned revenues	468,249	22,612	—		490,861

Costs and expenses:
Direct salaries and direct costs	168,829	7,318			176,147
General and administrative expenses, including indirect salaries	278,093	5,855	285	(1)	284,233

Total costs and expenses	446,922	13,173	285		460,380

Operating income	21,327	9,439	(285)		30,481

Other income (expense):
Interest expense	(987)	(7)	(60	)(2)	(1,054)
Other, net	47	590			637

Total other expense:	(940)	583	(60)		(417)

Income before income taxes	20,387	10,022	(345)		30,064

Provision for income taxes	4,915	—	3,387	(3)	8,302

Net income	$15,472	$10,022	$(3,732)		$21,762

Net income per share:
Basic	$2.55				3.51

Diluted	$2.51				3.45

Weighted average shares outstanding:
Basic	6,062				6,194

Diluted	6,156				6,305

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations

	Historical PBSJ Three Months Ended December 31, 2008	Historical Peter Brown Three Months Ended December 31, 2008	Pro Forma Adjustments		Pro Forma Combined
(Amounts in thousands, except per share amounts)
Earned revenues:
Engineering fees	$168,735	$46,080			$214,815
Direct reimbursable expenses	54,160	40,427			94,587

Net earned revenues	114,575	5,653	—		120,228

Costs and expenses:
Direct salaries and direct costs	41,415	1,830			43,245
General and administrative expenses, including indirect salaries	67,488	1,464	71	(4)	69,023

Total costs and expenses	108,903	3,293	71		112,267

Operating income	5,672	2,360	(71)		7,961

Other income (expense):
Interest expense	(428)	(2)	(36	)(5)	(466)
Other, net	11	148			159
Loss on interest rate swap	(1,437)	—			(1,437)

Total other expense:	(1,854)	146	(36)		(1,744)

Income before income taxes	3,818	2,506	(107)		6,217

Provision for income taxes	1,880	—	840	(6)	2,720

Net income	$1,938	$2,506	$(947)		$3,497

Net income per share:
Basic	$0.35				0.62

Diluted	$0.34				0.60

Weighted average shares outstanding:
Basic	5,547				5,639

Diluted	5,672				5,785

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENTS OF INCOME

1.	Adjustment to reflect additional compensation expense of $285,000 in general and administrative expenses resulting of restricted stock grants to key employees of Peter Brown under the terms of the stock purchase agreement.

2.	Adjustment to record interest expense of $60,000 on the increase in the Company’s line of credit for the net cash paid in the acquisition, net of cash acquired, of $1.6 million based on the effective interest rate on the line of credit for the fiscal year ended September 30, 2008 of 3.75%.

3.	To adjust the Peter Brown historical statement of operations to include a provision for income taxes of $3.5 million and to adjust the provision for income taxes for the adjustments to pretax income noted above. The adjustments to the tax provision are calculated based on the statutory rate in effect for the fiscal year ended September 30, 2008, of 35%.

4.	Adjustment to reflect additional compensation expense of $71,000 in general and administrative expenses resulting of restricted stock grants to key employees of Peter Brown under the terms of the stock purchase agreement.

5.	Adjustment to record interest expense of $36,000 on the increase in the Company’s line of credit for the net cash paid in the acquisition, net of cash acquired, of $1.6 million based on the effective interest rate on the line of credit for the three month period ended December 31, 2008, of 2.25%.

6.	To adjust the Peter Brown historical statement of operations to include a provision for income taxes of $877,000 and to adjust the provision for income taxes for the adjustments to pretax income noted above. The adjustments to the tax provision are calculated based on the statutory rate in effect for the three month period ended December 31, 2008, of 35%.